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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

NORTH TRACK FUNDS, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies: ___________________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies: ___________________________________________________________________________________________

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction: ___________________________________________________________________________________________

5)	Total fee paid: ___________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ___________________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.: ___________________________________________________________________________________________

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4)	Date Filed: ___________________________________________________________________________________________

NORTH TRACK FUNDS, INC.

Notice of Adjournment of Special Meeting
of Shareholders of
NYSE Arca Tech 100 Index Fund, Strategic Allocation Fund and Geneva Growth Fund

The Special Meeting of Shareholders of North Track Funds, Inc. described in its proxy materials dated March 15, 2007 was convened on April 30, 2007. A quorum of the shares of each of the NYSE Arca Tech 100 Index Fund, Strategic Allocation Fund and Geneva Growth Fund was present or represented by proxies, but an insufficient number of votes was obtained for approval by those Funds of the proposed new investment advisory agreement with Ziegler Capital Management, LLC and, with respect to the Geneva Growth Fund, the proposed new sub-advisory agreement with Geneva Capital Management Ltd.

The appointed proxies therefore adjourned the Special Meeting of Shareholders of those three Funds until June 4, 2007, to permit additional time to solicit proxies from shareholders of those Funds who have not voted their shares in connection with the Special Meeting. Until the Meeting is reconvened, North Track's proxy solicitor and its officers will continue to contact shareholders of those three Funds to solicit their approval of the new investment advisory agreement with Ziegler Capital Management, LLC and, with respect to the Geneva Growth Fund, the new sub-advisory agreement with Geneva Capital Management Ltd. Management intends to reconvene the adjourned meeting on June 4, 2007 at 9:00 A.M. local time, at North Track's offices, 250 East Wisconsin Avenue, 20th Floor, Milwaukee, Wisconsin 53202 for the purpose of calling the vote on these matters.

With regard to the other six North Track Funds, the S&P 100 Index Fund, Equity Income Fund (f/k/a Dow Jones Equity Income 100 Plus Fund), Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, Wisconsin Tax-Exempt Fund and Cash Reserve Fund, the Special Meeting of Shareholders was convened on April 30, 2007, a quorum of the shares of each Fund was present or represented by proxies and the proposals for each Fund were approved.

The Board of Directors urges you, if you have not already done so, to promptly vote your shares in favor of these proposals by telephone, via the internet or by signing, dating and returning the proxy card accompanying this Notice of Adjournment. YOUR VOTE IS VERY IMPORTANT AS THIS DECISION AFFECTS THE SELECTION OF THE INVESTMENT ADVISOR FOR YOUR MUTUAL FUND(S). Of the votes received for the three Funds that are adjourning the Meeting, greater than 90% of the votes were in favor of approving the proposals. If you have misplaced the proxy statement and related proxy solicitation materials previously mailed to you, you may download those materials from the Internet at www.northtrackfunds.com, or you may obtain a new copy free of charge by calling Broadridge Financial Solutions, Inc. at 1-877-333-2305, or by mailing your request to the following address: Proxy Tabulator, P.O. Box 9170, Farmingdale, NY 11735-9170.